UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

Par Pacific Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

(281) 899-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 14, 2016, Par Pacific Holdings, Inc. (the “Company”) issued a news release announcing that it had entered into a unit purchase agreement to acquire (the “Acquisition”) all of the issued and outstanding units representing the membership interests in Hermes Consolidated, LLC, a Delaware limited liability company doing business as Wyoming Refining Company (“Wyoming Refining Company”), and indirectly Wyoming Refining Company’s wholly owned subsidiary, Wyoming Pipeline Company LLC, a Wyoming limited liability company. The news release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated into this Item 7.01 by reference.

The Company is furnishing certain additional information regarding the Acquisition and Wyoming Pipeline Company as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference.

The news release and Exhibit 99.2 contain forward-looking non-GAAP financial measures as defined under Regulation G of the rules and regulations of the Securities and Exchange Commission (the “SEC”) with respect to the Adjusted EBIDTA of Wyoming Refining Company and its refinery business and logistics operations. Adjusted EBITDA cannot be reconciled to Projected Net Income, the closest GAAP measure, without unreasonable efforts. This reconciliation would require estimating amounts that will ultimately be determined in the purchase price allocation, which has not yet been completed, such as depreciation and amortization expense and interest expense and other financing costs, net. A purchase price allocation requires allocating the purchase price to the acquired assets and liabilities, including fixed assets, intangibles, and debt based on their estimated fair value as of the acquisition date. Furthermore, the terms of the financing have not yet been finalized; therefore, interest expense cannot be projected. Our estimate of Adjusted EBITDA is based upon the following key assumptions: (i) closing of the acquisition in the third quarter of 2016; (ii) the operation of the refinery at an average total throughput of approximately 15,500 bpd during the twelve months ending December 31, 2017, with no significant downtime during the period; (iii) forecasted capital expenditures of $5 million for the twelve months ending December 31, 2017; (iv) a realized average crude oil price discount of $3.15 per barrel to the benchmark price during the period; and (v) $7 million of general and administrative expenses net of anticipated synergies, based on the Company’s internal estimates, of $4 million during the period.

The information in the news release and in Exhibit 99.2 is being furnished, not filed, pursuant to the rules and regulations of the SEC. Accordingly, the information in the news release and in Exhibit 99.2 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

The foregoing and certain of the exhibits hereto contain “forward-looking statements” within the meaning of the federal securities laws. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this Current Report on Form 8-K. Although the Company believes that all such statements contained in this Current Report on Form 8-K are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of the Company’s control that could affect the Company’s future results and the value of its shares. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this Current Report on Form 8-K. Please refer to the Company’s filings with the SEC for additional discussion of risks and uncertainties that may affect the Company’s actual future results. The Company undertakes no obligation to update the forward-looking statements contained herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release dated June 14, 2016 relating to the Acquisition.

99.2	Furnished Information Regarding the Acquisition and Wyoming Refining Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: June 14, 2016	/s/ James Matthew Vaughn
James Matthew Vaughn Senior Vice President and General Counsel

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